UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2023

Crixus BH3 Acquisition Company

(Exact name of registrant as specified in its charter)

Delaware	001-40868	86-2249068
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

819 NE 2nd Avenue, Suite 500 Fort Lauderdale, FL	33304
(Address of principal executive offices)	(Zip Code)

(954) 416-3140

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Warrant	BHACU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	BHAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	BHACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2023, pursuant to and in accordance with the Amended and Restated Certificate of Incorporation (as amended, the “Charter”) of Crixus BH3 Acquisition Company (the “Company”), the Company’s sponsor, Crixus BH3 Sponsor LLC (the “Sponsor”), has provided the Company with a 30 day extension notice (the “Extension Notice”) relating to the date by which the Company must complete an initial business combination (the “Termination Date”). In connection therewith, the Sponsor has deposited into the trust account established for the benefit of the Company’s public stockholders (the “Trust Account”) an amount of $175,440.72 ($0.035 per outstanding share of the Company’s 5,012,592 shares of Class A common stock (“Offering Shares”)) (such amount, a “Deposit Amount”). The Deposit Amount shall be used to fund the redemption of the Offering Shares.

Accordingly, the Company has extended the Termination Date from August 7, 2023 to September 6, 2023 (the “New Termination Date”). In the event that the Company does not complete its initial business combination by the New Termination Date, the Company may further extend the New Termination Date by up to 5 additional 30-day periods if the Sponsor (i) provides the Company with an Extension Notice no later than 5 days prior to the New Termination Date (or such later 30 day period) and (ii) deposits an additional Deposit Amount into the Trust Account in connection with each such extension.

In connection with the above referenced extension, on July 31, 2023, the Company executed and delivered to the Sponsor a non-interest bearing, unsecured promissory note (the “Promissory Note”) equal to such Deposit Amount (which amount shall be increased by additional Deposit Amounts in connection with any subsequent 30 day extensions, up to a maximum of $1,052,644.32). The Promissory Note shall not be repaid by the Company in the event that the Company is unable to complete an initial business combination unless there are funds of the Company available outside of the Trust Account to do so. The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

While the Company has entered into a non-binding proposal (with a binding exclusivity agreement) with respect to a business combination, there will not be sufficient time to enter into a definitive agreement relating thereto and consummate the transactions contemplated thereby before August 7, 2023. No assurances can be made that the Company will successfully negotiate and enter into a definitive agreement regarding a business combination prior to the New Termination Date. In the event that the Company enters into a definitive agreement for a business combination prior to the New Termination Date, the Company will issue a press release and file a Form 8-K with the Securities and Exchange Commission announcing the proposed business combination.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Promissory Note, dated July 31, 2023, issued to Crixus BH3 Sponsor LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIXUS BH3 ACQUISITION COMPANY

By:	/S/ GREGORY FREEDMAN
	Name:	Gregory Freedman
	Title:	Co-Chief Executive Officer and Chief Financial Officer

Date: August 1, 2023